Exhibit 99.1

Press Release For immediate release Greg Seals, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. March 2026 Dividend Announcement and February 28, 2026 Financial Update

Atlanta - March 13, 2026 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced that the Company declared a cash dividend of $0.12 per share of common stock for the month of March 2026. The dividend will be paid on April 14, 2026 to stockholders of record at the close of business on March 24, 2026, with an ex-dividend date of March 24, 2026.
Financial Highlights as of February 28, 2026
•Total investment portfolio including TBAs of $7.3 billion
•Unrestricted cash and unencumbered investments of $530.5 million
•Total repurchase agreement borrowings of $5.4 billion
•Estimated book value per common share(1) of $8.54
•Debt-to-equity ratio of 6.0x and economic debt-to-equity ratio(2) of 7.3x
(1) Estimated book value per common share as of February 28, 2026 is calculated as total stockholders' equity less the liquidation preference of the Company's Series C Preferred Stock ($170.3 million), divided by total common shares outstanding of 85.1 million.
(2) Economic debt-to-equity ratio is a non-GAAP financial measure and is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.2 billion as of February 28, 2026) to total stockholders' equity. Refer to the section titled 'Economic Debt-to-Equity Ratio' below for additional information.
The Company is providing certain preliminary, unaudited month-end financial data as of February 28, 2026, including updates on the Company's book value, portfolio activity, leverage and liquidity. The information in this press release has been prepared by, and is the responsibility of, the Company's management. The Company's independent auditors have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to this information and, accordingly, they do not express an opinion or provide any form of assurance on the figures presented.
The preliminary metrics and estimates included in this press release are based on information that the Company believes to be reliable as of today's date and reflect management's judgment at this stage of the month-end closing process. This month-end update should not be viewed as a substitute for financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and is not necessarily indicative of results to be achieved in any future period. Additional items may be identified as part of the ongoing month-end and quarter-end closing processes, and such items could result in material revisions to the data presented in this press release. Accordingly, readers should not place undue reliance on the preliminary figures contained in this press release. The Company undertakes no obligation to update or revise the information contained herein, whether as a result of new information, subsequent events or otherwise.

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Portfolio Composition
The following table summarizes certain characteristics of the Company's investment portfolio as of February 28, 2026.

	As of February 28, 2026
$ in thousands	Fair Value	Percentage	Period-end Weighted Average Yield
Agency RMBS:
30 year fixed-rate pass-through coupon:
4.5%	782,428	10.7%	4.89%
5.0%	1,473,937	20.1%	5.20%
5.5%	1,632,596	22.3%	5.50%
6.0%	1,235,997	16.9%	5.93%
Total 30 year fixed-rate pass-through	5,124,958	70.0%	5.42%
Agency CMO	67,734	1.0%	8.88%
Agency CMBS	885,908	12.1%	4.61%
Total MBS portfolio	6,078,600	83.1%	5.34%
TBAs, at implied market value(1)	1,239,394	16.9%
Total investment portfolio including TBAs	7,317,994	100.0%
(1) The presentation of TBAs in the table above represents management's view of the investment portfolio and does not reflect how the Company records TBAs on its balance sheet under U.S. GAAP. Under U.S. GAAP, the Company records TBAs that it does not intend to physically settle on the contractual settlement date as derivative financial instruments. The Company values TBAs on its balance sheet at net carrying value, which represents the difference between implied fair market value and implied cost basis of the TBAs.
The following table summarizes certain characteristics of the Company's borrowings as of February 28, 2026.

	As of February 28, 2026
$ in thousands	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (days)
Repurchase agreements - Agency MBS	5,357,425	3.80%	24
The following table summarizes certain characteristics of the Company's interest rate swaps whereby the Company pays fixed interest rates and receives floating interest rates based upon the secured overnight financing rate as of February 28, 2026.

$ in thousands	As of February 28, 2026
Maturities	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Floating Receive Rate	Weighted Average Years to Maturity
Less than 3 years	1,675,000	0.86%	3.68%	1.8
3 to 5 years	950,000	0.54%	3.68%	4.4
5 to 7 years	545,000	3.66%	3.68%	6.9
7 to 10 years	495,000	3.99%	3.68%	9.4
Greater than 10 years	450,000	2.04%	3.68%	18.8
Total	4,115,000	1.66%	3.68%	5.8
The following table summarizes certain characteristics of the Company's U.S. Treasury futures contracts as of February 28, 2026.

As of February 28, 2026
$ in thousands	Notional Amount - Short
10 year U.S. Treasury futures	70,000
Ultra 10 year U.S. Treasury futures	105,000
30 year U.S. Treasury futures	305,000
Total	480,000

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Economic Debt-to-Equity Ratio
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes these types of TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those of other mortgage real estate investment trusts who also invest in TBAs and present a similar non-GAAP measure of leverage.
About Invesco Mortgage Capital Inc.
The Company is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. The Company is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., an independent global investment management firm.
Cautionary Notice Regarding Forward-Looking Statements
This press release may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the Agency RMBS, Agency CMBS and residential and commercial real estate markets), the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, spreads, prepayment trends, financing sources, cost of funds, our leverage, liquidity, capital structure and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.
Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.
All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

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